Exhibit 99.1
Global Cash Access Reports Second Quarter 2009 Results
Revenues of $173 Million up 4% and Cash Earnings per Share of $0.18 up 6%
Compared to Prior Year Quarter
GCA to Acquire Western Money Systems
Las Vegas, NV — August 4, 2009 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) today announced financial results for the quarter ended June 30, 2009 as well as its entry into an agreement to acquire Western Money Systems (“WMS”).
Fiscal Second Quarter 2009 Results
For the quarter ended June 30, 2009, revenues were $173.0 million, an increase of 3.7% over the $166.8 million in revenues recorded in the same quarter last year. Operating income was $19.3 million, a decrease of 6.3% over the $20.6 million recognized in the prior year’s second quarter. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) was $23.8 million, approximately the same as in the prior year’s second quarter. Income from continuing operations in the second quarter of 2009 was $9.1 million, up 8.4% from the second quarter of 2008. Diluted earnings per share from continuing operations were $0.12 in the second quarter of 2009 (on 79 million diluted shares) as compared to $0.11 in the second quarter of 2008 (on 76.7 million diluted shares). Cash earnings per share from continuing operations (“Cash EPS”) (see Non-GAAP Financial Information below) were $0.18 in the second quarter of 2009, a 5.9% increase from the $0.17 reported in the prior year’s second quarter.
The Company’s results for the quarter include the operations of Certegy Gaming Services, Inc., which was acquired in April of 2008, and Cash Systems, Inc., which was acquired in August of 2008.
WMS is a leading developer, manufacturer and distributor of cash-handling products to the gaming industry and is one of the preeminent manufacturer and distributor of redemption kiosks to gaming. WMS has a 25-year history of providing high-quality products and services to gaming operators. At the closing of the acquisition, the Company will acquire all of the outstanding equity of WMS for a purchase price of $15 million and WMS will become a wholly owned subsidiary of the Company. The transaction is not expected to close until 2010, and is subject to the fulfillment of certain licensing requirements in various jurisdictions as well as customary and other closing conditions.
“We continue to be pleased with the Company’s performance and the resiliency of our business model given the continued headwinds faced by the gaming industry. Our strong cash flow has allowed us to continue to allocate capital to creating long-term value for our shareholders via repurchasing shares, acquiring other companies, and developing value added technology solutions for our customers. We are particularly excited to announce the acquisition of WMS” said Scott Betts, President and Chief Executive Officer of the Company. “We believe that WMS will allow us to align the Company vertically to provide a full suite of next generation products and services to our customers on a flexible and dynamic platform that we believe will not only be market leading but will not be replicable.”

2009 Outlook
The Company has observed continued weakness in the markets it serves and believes that weakness will be more prolonged than previously anticipated. The Company now believes that revenue will be at or slightly below the low end of its previously issued expectations for 2009 of between $700 and $730 million. Diluted earnings per share from continuing operations are expected to be between $0.43 and $0.47. Cash earnings per share are expected to be between $0.70 and $0.74. Within our original guidance, but at the lower end. EBITDA is now expected to be between $90 and $94 million.
The foregoing expectations reflect the following assumptions:
•	Expense investments in product and processing platforms of between $2 million and $4 million;

•	An effective tax rate for the full year of approximately 38%;

•	Cash outlays for capital expenditures to approximate those amounts disbursed in 2008; and

•	Diluted issued shares of approximately 76 million.
Investor Conference Call and Webcast
The Company will host an investor conference call to discuss its second quarter 2009 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (866) 510-0704 or for international callers (617) 597-5362; the conference ID is 61184897. A replay will be available one hour after the call and can be accessed by dialing (888) 286-8010 or (617) 801-6888 for international callers; the conference ID is 41093341. The call will be webcast live from the Company’s website at www.gcainc.com under the investor relations section.
Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, (a) our belief that our proposed acquisition of WMS will allow the Company to provide a full suite of next generation products and services on a flexible and dynamic platform; (b) our belief that our next generation of products and services will be market leading and not replicable; (c) our 2009 revenue, EBITDA, diluted earnings per share and cash earnings per share expectations and the assumption upon which they are based; (d) our intention that our expense investment in platforms will be between $2 million and $4 million; (e) our expectation that our effective tax rate for the full year 2009 will be approximately 38%; (f) our expectation that cash outlays for capital expenditures to approximate those amounts disbursed in 2008; (g) our assumption that there will be approximately 76 million diluted shares issued; and (h) our belief that EBITDA, adjusted EBITDA, and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing is helpful to investors.

Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) unexpected events that may delay or prohibit our proposed acquisition of WMS, including licensing and regulatory issues; (b) unexpected changes in the market place, including the demand for our products and services or unexpected changes in our capacity to develop and protect any newly developed products and services; (c) reduced demand for or increased competition with our products and services that affects our 2009 revenue, EBITDA, diluted earnings per share and cash earnings per share; (d) unexpected events that may require us to incur additional expense investment in our platforms; (e) unexpected adjustments to average 30-day LIBOR or the amount of outstanding balances subject to 30-day LIBOR; (f) with respect to our expectation that our effective tax rate will be approximately 38% for the full year 2009 (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (g) unexpected events that may require capital expenditures to materially differ from those amounts disbursed in 2008; and (h) unanticipated share issuances or redemptions, and (i) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors.
The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 13, 2009 and our quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. GCA provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.
CONTACT:
Global Cash Access, Inc.
George Gresham, CFO
702-855-3005
IR@gcamail.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except par value)
(unaudited)

	June 30,	December 31,
	2009	2008
ASSETS

Cash and cash equivalents	$44,017	$77,148
Restricted cash and cash equivalents	656	388
Settlement receivables	35,203	51,604
Other receivables, net	14,996	16,759
Prepaid and other assets	10,395	11,867
Assets held for sale	498	1,540
Property, equipment and leasehold improvements, net	22,096	24,419
Goodwill, net	184,352	183,929
Other intangibles, net	31,846	34,982
Deferred income taxes, net	148,498	156,514

Total assets	$492,557	$559,150

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Settlement liabilities	$43,071	$79,150
Accounts payable	34,623	35,561
Accrued expenses	17,057	17,811
Borrowings	250,250	265,750

Total liabilities	345,001	398,272

COMMITMENTS AND CONTINGENCIES (NOTE 5)

Retained earnings
Common stock, $0.001 par value, 500,000 shares authorized and 84,011 and 82,961 shares issued at June 30, 2009 and December 31, 2008, respectively.	83	83
Preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at June 30, 2009 and December 31, 2008, respectively.	—	—
Additional paid in capital	176,351	172,119
Retained earnings	55,929	37,659
Accumulated other comprehensive income	1,694	1,243
Treasury stock, at cost, 11,817 and 6,017 shares at June 30, 2009 and December 31, 2008, respectively.	(86,450)	(50,226)

Total Global Cash Access Holdings, Inc. stockholders’ equity	147,607	160,878
Minority interest	(51)	—

Total stockholders’ equity	147,556	160,878

Total liabilities and stockholders’ equity	$492,557	$559,150

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(amounts in thousands, except per share)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES

Cash Advance	$74,792	$81,829	$156,158	$155,218
ATM	84,619	71,036	171,041	130,808
Check Services	10,501	10,835	21,328	18,515
Central Credit and other revenues	3,059	3,108	6,118	5,752

Total revenues	172,971	166,808	354,645	310,293

Cost of revenues (exclusive of depreciation and amortization)	(129,497)	(122,158)	(266,666)	(225,532)
Operating expenses	(19,666)	(20,812)	(40,128)	(39,451)
Amortization	(2,109)	(1,230)	(4,329)	(2,592)
Depreciation	(2,410)	(1,981)	(4,962)	(3,837)

OPERATING INCOME	19,289	20,627	38,560	38,881

INTEREST INCOME (EXPENSE), NET
Interest income	85	505	199	1,447
Interest expense	(4,654)	(7,556)	(9,422)	(15,220)

Total interest income (expense), net	(4,569)	(7,051)	(9,223)	(13,773)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	14,720	13,576	29,337	25,108
INCOME TAX PROVISION	(5,593)	(5,160)	(11,148)	(10,591)

INCOME FROM CONTINUING OPERATIONS, NET OF TAX	9,127	8,416	18,189	14,517
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	12	240	44	(4,163)

NET INCOME	9,139	8,656	18,233	10,354
PLUS: NET LOSS ATTRIBUTABLE TO MINORITY INTEREST	19	40	33	87

NET INCOME ATTRIBUTABLE TO GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES	9,158	8,696	18,266	10,441

Foreign currency translation, net of tax	597	25	451	(61)

COMPREHENSIVE INCOME	$9,755	$8,721	$18,717	$10,380

Basic net income per share of common stock:
Continuing operations	$0.12	$0.11	$0.24	$0.19

Discontinued operations	$0.00	$0.00	$0.00	$(0.06)

Basic net income per share of common stock	$0.12	$0.11	$0.24	$0.13

Diluted net income per share of common stock:
Continuing operations	$0.12	$0.11	$0.23	$0.19

Discontinued operations	$0.00	$0.00	$0.00	$(0.06)

Diluted net income per share of common stock	$0.12	$0.11	$0.23	$0.13

Weighted average number of common shares outstanding:
Basic	76,934	76,702	77,470	76,840
Diluted	79,020	76,703	78,168	76,841

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,139	$8,656	$18,233	$10,354
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	243	243	486	486
Amortization of intangibles	2,145	1,278	4,412	2,687
Depreciation	2,411	1,984	4,963	3,839
Provision for bad debts	1,553	2,652	4,210	11,744
Loss on sale of or disposal of assets	26	—	26	—
Deferred income taxes	2,830	5,145	8,227	8,064
Stock-based compensation	2,199	2,391	4,039	4,336
Changes in operating assets and liabilities:	—	—
Settlement receivables	1,824	(8,507)	16,411	11,540
Other receivables, net	(3,912)	(13,632)	769	(9,958)
Prepaid and other assets	1,234	352	1,106	10
Settlement liabilities	(3,566)	1,973	(36,101)	(20,643)
Accounts payable	(6,309)	4,891	(1,256)	9,459
Accrued expenses	2,589	6,297	(1,355)	1,030

Net cash provided by operating activities	12,406	13,723	24,170	32,948

CASH FLOWS FROM INVESTING ACTIVITIES:
Certegy Gaming Acquisition, net of cash	—	(24,819)	—	(24,819)
Purchase of property, equipment and leasehold improvements	(547)	(2,781)	(2,352)	(4,736)
Purchase of other intangibles	(776)	(87)	(1,194)	(103)
Other	353	998	(268)	995

Net cash used in investing activities	(970)	(26,689)	(3,814)	(28,663)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	—	—	—	84,000
Repayments under credit facilty	(250)	(51,980)	(15,500)	(52,230)
Proceeds from the exercise of stock options	193	—	193	—
Purchase of treasury stock	(36,140)	(53)	(36,160)	(9,400)

Net cash (used in) provided by financing activities	(36,197)	(52,033)	(51,467)	22,370

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$(1,874)	$(141)	$(2,020)	$376

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(26,635)	(65,140)	(33,131)	27,031

CASH AND CASH EQUIVALENTS — Beginning of period	70,652	163,234	77,148	71,063

CASH AND CASH EQUIVALENTS — End of period	$44,017	$98,094	$44,017	$98,094

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$1,121	$3,882	$9,361	$14,962

Cash paid for taxes, net of refunds	$2,858	$400	$2,905	$511

OTHER DATA:

	2009	2008	2009	2008
Aggregate dollar amount processed (in billions):
Cash advance	$1.5	$1.7	$3.1	$3.2
ATM	3.8	3.5	7.7	6.5
Check warranty	0.4	0.5	0.9	0.8

Number of transactions completed (in millions):
Cash advance	3.0	3.1	6.2	5.8
ATM	21.6	19.2	44.0	35.5
Check warranty	1.7	1.6	3.5	2.9

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share from
Continuing Operations to Diluted Earnings Per Share
from Continuing Operations, and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Reconciliation of income from continuing operations to diluted cash earning

Income from continuing operations, net of tax	$9,127	$8,416	$18,189	$14,517
Plus: deferred tax amortization related to acquired goodwill	4,969	4,363	9,937	9,722

Cash earnings	$14,096	$12,779	$28,126	$24,239

Diluted cash earnings per share from continuing operations	$0.18	$0.17	$0.36	$0.32

Reconciliation of operating income to EBITDA Operating income	$19,289	$20,627	$38,560	$38,881
Plus: amortization	2,109	1,230	4,329	2,592
depreciation	2,410	1,981	4,962	3,837

EBITDA	$23,808	$23,838	$47,851	$45,310

Weighted average number of common shares outstanding
Diluted	79,020	76,703	78,168	76,841